Exhibit 10.32

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”), is made and entered into as of the 4th day of August, 2020, by and between PETER COLE (“Consultant”), and COVISTAT, INC., a Delaware corporation (“Client”) (Consultant and Client are sometimes collectively referred to as the “parties” and each individually as a “party”).

WHEREAS, the Client is a biosciences company that is engaged in efforts to develop an inhaled nafamostat program (the “Program”);

WHEREAS, Consultant, individually and in his capacity as a founder and owner of Mucokinetica, Ltd. (“Mucokinetica”), is experienced in the development of respiratory disease treatments;

WHEREAS, Client is party to a Technology Transfer Agreement (the “Transfer Agreement”) with Mucokinetica pursuant to which Client has agreed to acquire, and Mucokinetica has agreed to sell, rights to certain technologies (the “Mucokinetica Technology”) developed by Mucokinetica for the treatment of respiratory disease; and

WHEREAS, as a condition of the transfer of the Mucokinetica Technology pursuant to the terms of the Transfer Agreement, Client has undertaken to retain Consultant and Consultant has agreed to serve on Client’s Scientific Advisory Board and provide consulting services to Client on the terms described herein.

NOW, THEREFORE, in consideration of the premises above, the mutual promises contained herein, and for other good and valuable consideration, the parties agree as follows:

ARTICLE 1

SERVICES

1.1 Advisory Board Service. During the Term, Client shall appoint Consultant, and Consultant shall serve (such service being referred to as “Advisory Board Service”), as a member of Client’s Scientific Advisory Board.

1.2 Consultant Obligations. During the Term, commencing on the Start Date, Consultant agrees to provide drug development and identification services (the “Consulting Services” and, together with Advisory Board Service, the “Services”), as requested from time to time by Client, with respect to targeted drug products (the “Targeted Products”) described on Exhibit A hereto. The “Start Date” shall be the date on which both (i) Client shall have advised Consultant that Client has secured adequate financing to commence work on its Program; and (ii) Client and Consultant shall have executed Exhibit B hereto setting forth the Base Consulting Fee.

1.3 Manner, Means, Location and Time of Services. Consultant shall devote such time and effort as is necessary to discharge its duties hereunder and shall exercise reasonable care in the performance of such Services but shall have sole and exclusive discretion and control with regard to the manner, means, location and time of provision of the Services subject to the right of Client to establish deliverables and deadlines for Services to be provided.

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1.4 Client Cooperation; Reliance on Information. As a condition of the provision of Services, Client agrees to fully cooperate with Consultant in order to facilitate the performance of Services, including providing to Consultant such information as shall be reasonably necessary to perform the Services. Consultant shall, in the performance of Services, be entitled to rely upon any information provided by Client and shall be under no obligation to verify the accuracy of any such information.

1.5 Nature of Services. Client acknowledges and agrees that Consultant may engage in the development of drugs on its own behalf and on behalf of other clients and that nothing herein shall prohibit Consultant from engaging in such activities or create rights in Client with respect to drugs that may be developed as a result of such efforts; provided, however, that, during the Term, Consultant shall not engage in the development of drugs, on its own behalf or on behalf of parties other than Client, that compete, or could compete, with the Targeted Products.

1.6 Independent Contractor. The parties do not intend for this Agreement to create an agency relationship between Client and Consultant. Consultant is acting as an independent contractor and is not, and shall not be deemed to be, an employee, agent, partner or affiliate of Client. Consultant shall not have, and shall not represent that it has, the authority to bind Client or direct any management action or policy as a result of this agreement or the provision of Services to Client. As Consultant is not an employee of Client, Consultant is not entitled to any benefits otherwise payable to Client employees and is responsible for paying all required state and federal taxes and, accordingly, Client will not (i) withhold FICA (Social Security) from payments to Consultant or make FICA contributions on behalf of Consultant, (ii) make state or federal unemployment insurance contributions on behalf of Consultant, (iii) withhold state or federal income tax from payments to Consultant, (iv) make disability insurance contributions on behalf of Consultant, or (v) obtain workers’ compensation insurance on behalf of Consultant.

ARTICLE 2

CHARGES AND PAYMENTS

2.1 Base Consulting Fee. Client will pay Consultant a “Base Consulting Fee” on the terms set forth on Exhibit B.

2.2 Expenses. Client will reimburse or advance expenses (the “Reimbursable Expenses”) incurred in connection with performance of the Services if and to the extent, and only if and to the extent, approved in advance in writing by Client.

2.3 Out-Licensing Fee. In the event that a Targeted Drug is out-licensed or sold by Client during or following the Term, Client will pay to Consultant the Out-Licensing Fee as described on Exhibit C.

ARTICLE 3

TERM

This Agreement will be effective as of the date herein first set forth (the “Effective Date”), and will continue for a period of one year (the “Initial Term”). The term of this Agreement shall continue following the Initial Term for sequential one year terms unless either party shall, not later than thirty (30) days prior to the end of the then current term of this Agreement, have given notice to other party of termination (as extended from time to time, the “Term”).

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ARTICLE 4

PROPRIETARY RIGHTS

4.1 Confidential Information. Consultant agrees that at no time (either during or subsequent to the Term of this Agreement) will Consultant disclose or use, except in pursuit of the business of Client or any of its subsidiaries or affiliates, any Proprietary and Confidential Information of Client, or any subsidiary or affiliate of Client. The term “Proprietary and Confidential Information” shall mean, but is not limited to, all information which is known or intended to be known only to Client, its subsidiaries and affiliates, and their employees, including any document, record, financial or other information of Client, or others in a confidential relationship with Client, and further relates to specific business matters such as the Client’s financial information, product formulations, policies and procedures, fee structures, trade secrets, proprietary know-how, account information, and other information relating to other business of Client, its subsidiaries and affiliates, and their employees. It is specifically acknowledged and agreed that all information pertaining to the Mocukenitica Patents and the Mucokinetica Technology is Proprietary and Confidential Information, even if such information was obtained by Consultant prior to the Term of this Agreement. Consultant agrees not to remove from the premises of Client, except as necessary for Consultant to perform Services in accordance with the terms of this Agreement, any document, record, or other information of Client or its affiliates.

Consultant agrees to return or destroy, immediately upon termination of Consultant’s Services hereunder, any and all documentation relating to Proprietary and Confidential Information of Client that is in the possession of Consultant, in whatever format it may be maintained, whether provided to, or developed by, Consultant, and to provide a certificate of destruction if required by Client.

4.2 Ownership of Intellectual Property. The parties acknowledge that Client is the owner of (i) all intellectual property rights created by Consultant during the Term as part of the Services, and that such works shall be deemed “works made for hire” under copyright laws and (ii) the Mucokinetica Patents and Mucokinetica Technology (as defined in the Transfer Agreement). The Parties further acknowledge that, except as provided in the preceding sentence, Consultant shall retain all ownership rights with respect to any intellectual property created by Consultant during the Term or thereafter that have no connection at all to Client or to the Services provided hereunder or to the Target Products; provided that the foregoing shall not modify the obligations of Consultant under Section 4.1 above.

ARTICLE 5

QUALITY OF WORK; STANDARD OF CARE; LEGAL COMPLIANCE

5.1 Quality of Work. Consultant shall perform the Services in a professional manner, to the best of his ability.

5.2 Standard of Care. Consultant shall perform the Services in a diligent, productive and efficient manner as is customary in the profession of health care research and development.

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5.3 Compliance With Law. Subject to the foregoing, Consultant shall perform the Services in a manner that complies with applicable laws in all material respects.

ARTICLE 6

MISCELLANEOUS

6.1 Force Majeure. Neither party will be liable for any delay or failure of performance (except for the payment of money) affecting such party or its contractors arising from any cause, circumstance or contingency beyond the reasonable control of such party, including acts of God, acts of terrorism, governmental acts, accidents, wars, riots or civil unrest, labor disputes, fires, storms, earthquakes, floods and latent defects which are not reasonably discoverable and cannot be reasonably remedied.

6.2 Entire Agreement. Except as otherwise provided herein, this Agreement represents the entire understanding and agreement between the parties, and supersedes any prior agreement, understanding or communication between the parties, with respect to the subject matter hereof. This Agreement may only be amended by a writing executed by both parties. In addition, no representation, promise or inducement has been made by either party that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

6.3 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which taken together will constitute a single instrument.

6.4 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

6.5 Assignment. This Agreement will be binding on the parties and their respective successors and permitted assigns. Neither party may, nor will either party have the power to, assign this Agreement or any of its rights and obligations under this Agreement without the prior written consent of the other party, except that either party may assign, upon written notice to the other party, its rights and obligations under this Agreement, in whole or in part, without the approval of the other party to any successor in a merger or acquisition of such party, or an entity that acquires all or substantially all of the assets of such party. In no event will any assignment relieve the assigning party of its obligations under this Agreement. Any attempted assignment, delegation, or subcontracting in contravention of this Section will be void and ineffective.

6.6 Survival. The provisions of Articles 2.3 and 4 shall survive any termination of this Agreement.

6.7 Remedies. In addition to any other remedies Client may have by virtue of this Agreement, Consultant agrees that Client is entitled to seek equitable relief, including injunctive relief to restrain any breach of the proprietary rights provisions of Article 4 of this Agreement.

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6.8 Limitation on Liability. Notwithstanding any other provision of this Agreement, in no event shall either party be liable to the other for lost profits, or special, incidental, punitive, or consequential damages or costs and attorney’s fees relating to litigation relating to such losses, costs or damages arising from or relating to this Agreement.

6.9 Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by email (receipt verified), or sent by express courier service, to the parties at the following addresses (or at such other address for a party as will be specified by like notice; provided, that notices of a change or address will be effective only upon receipt thereof):

If to Client, addressed to:

Covistat, Inc.
3210 Merryfield Row
San Diego, CA 92121
Attn: Dr. Lynn Kirkpatrick
Email: lkirkpatrick@ensysce.com

If to Consultant addressed to:

Peter Cole

Email: peter.cole07@btinternet.com

6.10 Waiver. The failure of either party to insist upon the strict and punctual performance of any provision hereof will not constitute a waiver of, or estoppel against asserting the right to require such performance, nor should a waiver or estoppel in one case constitute a waiver or estoppel with respect to a later breach whether of a similar nature or otherwise.

6.11 Governing Law. All rights and obligations of the parties relating to this Agreement will be governed by and construed in accordance with the law of the State of California, without giving effect to any choice-of-law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.

6.12 No Third Party Beneficiary Status. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other party, including employees.

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IN WITNESS WHEREOF, each of the parties hereto, by its duly authorized representative, has hereby executed this Consulting Agreement as of the date herein first set forth.

“CLIENT”		“CONSULTANT”

By:	/s/ Lynn Kirkpatrick	/s/ Peter Cole
Name:	Lynn Kirkpatrick	Peter Cole
Title:	CEO

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EXHIBIT A

Targeted Products

[omitted]

Services

[omitted]

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EXHIBIT B

Base Consulting Fee

[Omitted]

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EXHIBIT C

Out-Licensing Fee

[Omitted]

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